   As filed with the Securities and Exchange Commission on April 1, 1998
                                                 Registration No. 333-43709
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM SB-2
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933


                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
              (Name of Small Business Issuer in Its Charter)

           DELAWARE                     4813                   91-1845100
    (State or Other Juris-        (Primary Standard          (I.R.S. Employer
   diction of Incorporation  Industrial Classification     Identification No.)
       or Organization)              Code Number)


                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301
       (Address and Telephone Number of Principal Executive Offices)

             THOMAS W. HERTZ         PLEASE SEND COPIES OF COMMUNICATIONS TO:
            CRAIG A. ANDERSON                    TRACY T. LARSEN
           29705 453RD AVENUE                   GORDON R. LEWIS
     IRENE, SOUTH DAKOTA 57037-0066          WARNER NORCROSS & JUDD LLP
             (605) 263-3301                     900 OLD KENT BUILDING
  (Name, Address and Telephone Number           111 LYON STREET, N.W.
         of Agents for Service)         GRAND RAPIDS, MICHIGAN 49503-2487
                                                   (616) 752-2000

         Approximate date of commencement of proposed sale of the
                         securities to the public:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

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     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]







==========================================================================

                  REMOVAL OF SECURITIES FROM REGISTRATION


          The Registrant hereby amends Registration Statement No. 333-43709 on Form SB-2 to remove from registration 380,515 shares (the "Deregistered Shares") of Dakota Telecommunications Group, Inc. Common Stock, no par value. The Registrant registered the Deregistered Shares for purposes of the offering described in the Registration Statement, but did not issue the Deregistered Shares pursuant to the offering.









































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
                                SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irene, State of South Dakota, on April 1, 1998.

                         DAKOTA TELECOMMUNICATIONS GROUP, INC.
                         (Registrant)


                         By /S/ THOMAS W. HERTZ
                            Thomas W. Hertz, Chairman and Chief Executive
                            Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


*/S/ ROSS L. BENSON                          April 1, 1998
Ross L. Benson, Director


*/S/ DALE Q. BYE                             April 1, 1998
Dale Q. Bye, Director


*/S/ EDWARD D. CHRISTENSEN, JR.              April 1, 1998
Edward D. Christensen, Jr., Director


*/S/ JEFFREY J. GOEMAN                       April 1, 1998
Jeffrey J. Goeman, Director


*/S/ JAMES H. JIBBEN                         April 1, 1998
James H. Jibben, Director


*/S/ PALMER O. LARSON                        April 1, 1998
Palmer O. Larson, Director


*/S/ JEFFREY G. PARKER                       April 1, 1998
Jeffrey G. Parker, Director


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
*/S/ JOHN A. ROTH                            April 1, 1998
John (Jack) A. Roth, Director


*/S/ JOHN A. SCHAEFER                        April 1, 1998
John A. Schaefer, Director


/S/ THOMAS W. HERTZ                          April 1, 1998
Thomas W. Hertz, Director, President and
  Chief Executive Officer



/S/ CRAIG A. ANDERSON                        April 1, 1998
Craig A. Anderson, Director, President,
  Chief Financial Officer and Treasurer
(Principal Accounting and Financial Officer)



*By /S/ THOMAS W. HERTZ
    Thomas W. Hertz
    Attorney-in-Fact


























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